                                                                     EXHIBIT 2.1


                 BUSINESS COMBINATION APPLICATION---STREAMLINED

Check all that apply:

       TYPE OF FILING                       FORM OF TRANSACTION                 FILED PURSUANT TO

[ ]   Affiliate/Business Reorganization     [ ]   Merger                        [ ]   Section 18(c), FDIA
|X|   Combination with Interim              |X|   Consolidation                 [ ]   Section 5(d)(2), FDIA
       Depository Information               [ ]   Purchase and Assumption       [ ]   Section 5(d)(3), FDIA
[ ]   Nonaffiliate Combination              [ ]   Purchase of Assets Only       |X|   12 USC 215, 215a
[ ]   Other _____________________           [ ]   Other __________                      [ ]   12 CFR
                                                                                       5.33

APPLICANT DEPOSITORY INSTITUTION

     FB Interim National Bank
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Name                                                      Charter/Docket Number

     24725 West 12 Mile Road, P.O. Box 5006
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Street

     Southfield, Michigan  48086-5006
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City                                 State                       ZIP Code

TARGET INSTITUTION

      Franklin Bank, N.A.
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Name                                                     Charter/Docket Number

     24725 West 12 Mile Road, P.O. Box 5006
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Street

     Southfield, Michigan  48086-5006
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City                                 State                       ZIP Code

RESULTANT INSTITUTION (IF DIFFERENT THAN APPLICANT)

      Franklin Bank, N.A.
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Name                                                      Charter/Docket Number

     24725 West 12 Mile Road, P.O. Box 5006
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Street

     Southfield, Michigan  48086-5006
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City                                 State                       ZIP Code

CONTACT PERSON

    David W. Barton                Attorney
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Name                              Title/Employer

   229 Court Street, P.O. Box 5006
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Street

    Cheboygan, Michigan  49721
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City                                 State                       ZIP Code


  231 627-4351                     231-627-3477
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Telephone Number                     Fax Number



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

                 BUSINESS COMBINATION APPLICATION---STREAMLINED

1. Are there any material aspects of the transaction (e.g., financing arrangements) that are not reflected in the agreement, or are there any features (e.g., structure and significant terms and conditions) that are not customary or usual in the agreement?

         If the answer is yes, explain.                         Yes [ ]  No [X]

2. Are there any issues regarding the permissibility under applicable state or federal laws or regulations of the proposed transaction (e.g., nonblank activities, branching, qualified thrift lender's test)?

                                                                 Yes [ ] No [X]

         If the answer is yes, describe the issues.

3. Will the applicant or resultant institution retain any nonconforming or impermissible assets or activities?

                                                                 Yes [ ] No [X]

         If the answer is yes, describe them, including the method of and anticipated time period for divestiture or disposal (do not discuss those that will be disposed of prior to consummation).

4. Will there be any anticipated and significant changes in products or services, including fees associated with them that would result from the consummation of the proposed transaction?

                                                                 Yes [ ] No [X]

         If the answer is yes, list those changes. If any services or products will be discontinued or fees increased, describe and explain reasons.

5a.      Will the proposed transaction affect the Community Reinvestment Act
         (CRA) statement or assessment area, as applicable, served by the applicant or resulting institution?

                                                                 Yes [ ] No [X]

         If the answer is yes, discuss the effect.

5b. At its most recent federal regulatory examination, did any of the combining institutions receive a CRA rating of "needs to improve" or "substantial noncompliance" institution-wide, or where applicable in a state or a multi-state MSA, or receive an evaluation of less than satisfactory performance in an MSA or in the non-MSA portion of a state in which the acquiring bank is expanding as a result of the consolidation?

                                                                 Yes [ ] No [X]
         If the answer is yes, describe what actions, if any, have been taken to redress deficiencies in the institution's CRA record of performance since the examination.

6. Is the transaction subject to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994?

                                                                 Yes [ ] No [X]

         If the answer is yes, discuss authority; compliance with state age limits and host state(s) filing requirements; and applicability of nationwide and statewide concentration limits. In addition, discuss any other restrictions that the states seek to apply (including state antitrust restrictions).


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7.       Will any banking offices: (a) be established or retained as branches, including the main office, and branches of the target institution; (b) be approved but unopened branch(es) of the target institution, including the date the current federal and state agencies granted approval(s); (c) be existing branches that will be closed as a result of the proposal and indicate the effect on the branch customers served; and, (d) be retained as branches in the applicant's original home state in the event the applicant is relocating its main office to another state.

                                                                Yes [ ]  No [X]*

         * The main office and all branches of the target institution will be the main office and all branches of the resultant institution.

         If the answer is yes, provide the popular name, street address, city, county, state, and ZIP Code for each location.

A NONAFFILIATED TRANSACTION ALSO MUST COMPLETE ITEMS 8 THROUGH 10. Not applicable.

8. Will the proposed transaction have an adverse effect on existing competition in the relevant geographic market(s) where applicant and target institution operate? Applicant should contact the appropriate regulatory agency for specific instructions to complete the competitive analysis.

                                                                Yes [ ]  No [ ]

         Not applicable.

         If the answer is yes, discuss the effect.

9. Will the proposed transaction involve a branch sale or any other divestiture of all or any portion of the bank, savings association, or nonblank company, or any other action to mitigate competitive effects?

                                                                Yes [ ]  No [ ]

         Not applicable.

         If the answer is yes, discuss the timing of the branch sale or divestiture, purchaser, and other specific information.

10. Will any management interlocking relationship, including a discussion of the permissibility of the interlock with regard to relevant laws and regulations.

                                                                Yes [ ]  No [ ]

         Not applicable.

         If the answer is yes, describe the management interlocking relationship, including a discussion of the permissibility of the interlock with regard to relevant laws and regulations.


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




CERTIFICATION

We hereby certify that our board of directors, by resolution, has authorized the filing of this application, and that to the best of our knowledge, it contains no misrepresentations or omissions of material facts. In addition, we agree to notify the agency if the facts described in the filing materially change prior to receiving a decision or prior to consummation. Any misrepresentation or omission of a material fact constitutes fraud in the inducement and may subject us to legal sanctions provided by 18 US 1001 and 1007.

Signed this    14th         day of    March ,  2002.
            ---------------        ---------  -----


FB Interim National Bank
     (in organization)              by          /s/ David L. Shelp
------------------------------------    -----------------------------------
(Applicant)                               (Signature of Authorized Officer)

                                                David L. Shelp
                                        -----------------------------------
                                                               (Typed Name)
                                              President
                                        -----------------------------------


Franklin Bank, N.A. by                  /s/ David L. Shelp
--------------------                    -----------------------------------
(Target)                                  (Signature of Authorized Officer)

                                                David L. Shelp
                                        -----------------------------------
                                                               (Typed Name)

                                                President
                                        -----------------------------------
                                                                    (Title)





In multiple-step combinations, applicants should ensure that authorized officers of the combining institutions sign.

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